EXHIBIT 99.1

Sacramento, CA - July 15, 2003
American River Holdings (Nasdaq: AMRB), the parent company of American River Bank, North Coast Bank and first source capital, announced financial results for the second quarter ended June 30, 2003. Net income reached an all time quarterly high, increasing 26.9% (or 25.0% increase in diluted earnings per share) from $1,027,000 ($0.36 diluted EPS) recorded during the second quarter of 2002 to $1,303,000 ($0.45 diluted EPS) during the second quarter of 2003. Comparing June 30, 2002 to June 30, 2003, both banks' quarterly net income increased: American River Bank by 20.3% to $1,282,000 and North Coast Bank by 119% to $161,000. Total assets of the Company increased by 20.6% from $295,438,000 at June 30, 2002 to $356,421,000 at the end of the same period in 2003. In addition to achieving record quarterly net income, this also marked American River Holdings' seventy-eighth consecutive profitable quarter. "We are pleased with our record profitability and growth for the second quarter-our team continues to produce great results," commented American River Holdings' President and CEO, David T. Taber.

Net income on a year-to-date basis was up 18.3% from the $1,988,000 ($0.70 diluted EPS) recorded for the first six months of 2002 to the $2,352,000 ($0.82 diluted EPS) recorded during the same period of this year. For the six months ended June 30, 2003, when compared to the same period in 2002, net interest income increased 16.0% from $7,206,000 to $8,356,000. Noninterest income on a year-to-date basis totaled $1,091,000, which is a 4.5% increase from the $1,044,000 recorded in the previous year. Noninterest expense increased 10.4% from $4,632,000 during the six months ending June 30, 2002 to $5,115,000 in 2003.

Net interest income increased 18.7% from $3,623,000 in the second quarter of 2002 to $4,299,000 in the second quarter of 2003. The net interest margin decreased from 5.57% in the second quarter of 2002 to 5.28% during the second quarter of 2003. Noninterest income increased 2.4% from $552,000 in 2002 to $565,000 at June 30, 2003. Noninterest expense increased 7.3% from $2,288,000 for the second quarter of 2002 to $2,456,000 for the second quarter of 2003.

Net loans and leases totaled $248,385,000 at June 30, 2003, up $39,411,000 (18.9%) from the $208,974,000 recorded at June 30, 2002. Of the $39,411,000 increase in loans, commercial real estate loans represented $26,600,000. American River Bank's net loans increased 15.8% from $167,458,000 at June 30, 2002 to $193,987,000 at June 30, 2003. North Coast Bank's net loans increased 31.0% from $41,516,000 at June 30, 2002 to $54,398,000 at June 30, 2003.
Deposits increased by 12.2% from $262,587,000 at June 30, 2002 to $294,497,000 at June 30, 2003, including a 14.2% increase in interest checking, money market and savings accounts and a 21.6% increase in noninterest bearing deposits. Noninterest bearing deposits totaled 31% of the total deposits at the end of the second quarter of 2003. Both banks increased their overall total deposits. From June 30, 2002 to June 30, 2003, American River Bank's total deposits increased 9.9% to $231,122,000 and North Coast Bank's increased 21.5% to $63,892,000.

Non-performing loans and leases were $204,000 or 0.08% of the total loans and leases at June 30, 2003. The allowance for loan and lease losses was $3,498,000 as of June 30, 2003, which is 1.39% of total loans and leases outstanding and 1714.7% of non-performing loans and leases. Year-to-date net charge offs on an annualized basis were 0.09% of average loans and leases.

Return on average assets increased from 1.42% in the second quarter of 2002 to 1.46% in the second quarter of 2003. Return on average equity rose from 14.26% for the quarter ended June 30, 2002 to 15.69% for the second quarter of 2003. The efficiency ratio for the second quarter decreased from the 54.28% recorded in 2002 to 50.07% in 2003. For the six months ended June 30, 2003 return on average assets decreased four basis points from 1.39% at June 30, 2002 to 1.35%. Return on average Page 4 of 7 pages equity increased from 14.03% for the six months ended June 30, 2002 to 14.52% in 2003. The year-to-date efficiency ratio decreased from 55.60% at June 30, 2002 to 53.68% at June 30, 2003.

Page 4 of 7 pages

American River Holdings is a financial services company with three affiliates:
American River Bank, a community business bank with four offices in Sacramento and Placer Counties; North Coast Bank, a community business bank with three offices in Sonoma County; and first source capital, an equipment lease brokerage firm headquartered in Sacramento.

Related websites: www.amrb.com, www.americanriverbank.net, www.northcoastbank.com, and www.firstsourcecapital.com

Unaudited financial statements are attached. Earnings per share have been adjusted for a 5% stock dividend in 2002.

FORWARD-LOOKING INFORMATION

In addition to the historical information contained herein, this press release contains certain forward-looking statements. The reader of this press release should understand that all such forward-looking statements are subject to various uncertainties and risks that could affect their outcome. The Company's actual results could differ materially from those suggested by such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, variances in the actual versus projected growth in assets, return on assets, loan losses, expenses, changes in the interest environment including interest rates charged on loans, earned on securities investments and paid on deposits, competition effects, fee and other non interest income earned, general economic conditions, nationally, regionally, and in the operating market areas of the Company and its subsidiaries, changes in the regulatory environment, changes in business conditions and inflation, changes in securities markets, data processing problems, a decline in real estate values in the Company's market area, the conduct of the war on terrorism, the threat of terrorism or the impact of potential military conflicts and the conduct of war on terrorism by the United States and its allies, as well as other factors. To gain a more complete understanding of the uncertainties and risks involved in the Company's business, this press release should be read in conjunction with the Company's annual report on Form 10-K for the year ended December 31, 2002.

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

AMERICAN RIVER HOLDINGS                                             FINANACIAL SUMMARY
CONSOLIDATED BALANCE SHEET                                             (unaudited)

                                                                  June 30         June 30
               ASSETS                                               2003            2002
                                                                ------------    ------------
Cash and due from banks                                         $ 24,260,000    $ 21,660,000
Federal funds sold                                                 4,800,000       4,280,000
Interest-bearing deposits in banks                                 4,354,000       6,334,000
Investment securities                                             68,682,000      46,799,000
Loans and leases, net                                            248,385,000     208,974,000
Bank premises and equipment                                        1,543,000       1,840,000
Accounts receivable servicing receivable, net                      1,418,000       2,305,000
Accrued interest and other assets                                  2,979,000       3,246,000
                                                                ------------    ------------
                                                                $356,421,000    $295,438,000
                                                                ============    ============
   LIABILITIES & EQUITY

Noninterest-bearing deposits                                    $ 91,228,000    $ 75,001,000
Interest checking, money market & savings                        128,217,000     112,236,000
Time deposits                                                     75,052,000      75,350,000
                                                                ------------    ------------
   Total deposits                                                294,497,000     262,587,000
                                                                ------------    ------------
Short-term borrowings                                             24,000,000              --
Long-term debt                                                     1,968,000       2,016,000
Accrued interest and other liabilities                             2,294,000       1,629,000
                                                                ------------    ------------
   Total liabilities                                             322,759,000     266,232,000

Total equity                                                      33,662,000      29,206,000
                                                                ------------    ------------
                                                                $356,421,000    $295,438,000
                                                                ============    ============

Nonperforming loans and leases to total loans and leases                0.08%           0.36%
Net charge-offs to average loans and leases                             0.09%           0.05%
Allowance for loan and lease losses to total loans and leases           1.39%           1.37%

CONSOLIDATED STATEMENT OF INCOME
(UNAUDITED)

                                                                                FOR THE SIX MONTHS
                                                   SECOND        SECOND           ENDED JUNE 30
                                                  QUARTER       QUARTER      ------------------------
                                                    2003          2002          2003          2002
                                                 ----------    ----------    ----------    ----------
Interest income                                  $5,062,000    $4,486,000    $9,872,000    $8,951,000
Interest expense                                    763,000       863,000     1,516,000     1,745,000
                                                 ----------    ----------    ----------    ----------
Net interest income                               4,299,000     3,623,000     8,356,000     7,206,000
Provision for loan and lease losses                 223,000       186,000       412,000       334,000
Total noninterest income                            565,000       552,000     1,091,000     1,044,000
Total noninterest expense                         2,456,000     2,288,000     5,115,000     4,632,000
                                                 ----------    ----------    ----------    ----------
Income before taxes                               2,185,000     1,701,000     3,920,000     3,284,000
Income taxes                                        882,000       674,000     1,568,000     1,296,000
                                                 ----------    ----------    ----------    ----------
Net income                                       $1,303,000    $1,027,000    $2,352,000    $1,988,000
                                                 ==========    ==========    ==========    ==========

Basic earnings per share                         $     0.49    $     0.39    $     0.89    $     0.75
Diluted earnings per share                             0.45          0.36          0.82          0.70
Trailing 12-month diluted earnings per share           1.69
Net interest margin as a percentage                    5.28%         5.57%         5.26%         5.65%
------------------------------------------------------------------------------------------------------
Operating Ratios:
   Return on average assets                            1.46%         1.42%         1.35%         1.39%
   Return on average equity                           15.69%        14.26%        14.52%        14.03%
   Efficiency ratio (fully taxable equivalent)        50.07%        54.28%        53.68%        55.60%
------------------------------------------------------------------------------------------------------

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

CONSOLIDATED STATEMENT OF INCOME                   SECOND        FIRST         FOURTH        THIRD
Trailing Four Quarters                            QUARTER       QUARTER       QUARTER       QUARTER
(Unaudited)                                         2003          2002          2003          2002
                                                 ----------    ----------    ----------    ----------
Interest income                                  $5,062,000    $4,810,000    $4,902,000    $4,732,000

Interest expense                                    763,000       753,000       855,000       912,000
                                                 ----------    ----------    ----------    ----------

Net interest income                               4,299,000     4,057,000     4,047,000     3,820,000

Provision for loan and lease losses                 223,000       189,000       150,000       160,000

Total noninterest income                            565,000       526,000       660,000       619,000

Total noninterest expense                         2,456,000     2,659,000     2,472,000     2,285,000
                                                 ----------    ----------    ----------    ----------

Income before taxes                               2,185,000     1,735,000     2,085,000     1,994,000

Income taxes                                        882,000       686,000       814,000       794,000
                                                 ----------    ----------    ----------    ----------

Net income                                       $1,303,000    $1,049,000    $1,271,000    $1,200,000
                                                 ==========    ==========    ==========    ==========


Basic earnings per share                         $     0.49    $     0.40    $     0.48    $     0.46

Diluted earnings per share                             0.45          0.37          0.45          0.42

Net interest margin as a percentage                    5.28%         5.25%         5.14%         5.18%
-----------------------------------------------------------------------------------------------------
Quarterly Operating Ratios:

   Return on average assets                            1.46%         1.24%         1.48%         1.48%

   Return on average equity                           15.69%        13.29%        16.21%        16.01%

   Efficiency ratio (fully taxable equivalent)        50.07%        57.52%        52.07%        51.00%
-----------------------------------------------------------------------------------------------------

Earnings per share have been adjusted for a 5% stock dividend in 2002.

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